Exhibit 10.24

NEW ACADEMY HOLDING COMPANY LLC

2011 UNIT INCENTIVE PLAN

NOTICE OF RESTRICTED UNIT AWARD

(2020 EXECUTIVE TEAM, SENIOR VICE PRESIDENT AND VICE PRESIDENT FORM)

Unless otherwise defined herein, terms defined in the New Academy Holding Company LLC 2011 Unit Incentive Plan, as may be amended from time to time (the “Plan”), shall have the same meanings in this Notice of Restricted Unit Award (“Notice of Grant”).

The individual whose name is set forth on the Master Signature Page attached to this Notice of Grant (“Grantee”) has been granted an award of Restricted Units, subject to the terms and conditions of this Notice of Grant, the attached Restricted Unit Agreement (the “Restricted Unit Agreement”), the Plan and the Management Unitholder’s Agreement to be entered into by and among the Company, Allstar Managers LLC, and you (as modified by the Restricted Unit Agreement, the “Management Unitholder’s Agreement”), as follows:

Total Number of Restricted Units:	The number of “Restricted Units” set forth on the Master Signature Page attached to this Notice of Grant.

Grant Date:	The “Grant Date” set forth on the Master Signature Page attached to this Notice of Grant.

Vesting Commencement Date:	February 2, 2020.

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested Restricted Units granted hereunder occurs and (b) the tenth (10th) anniversary of the Grant Date.

Earning:

Only “Earned Restricted Units” are eligible to become vested in accordance with the vesting schedule set forth below. Restricted Units become “Earned Restricted Units” based on (i) the Company’s level of achievement of consolidated annual EBITDA for the Grant Year, or (ii) the Company’s achievement of the Target Unit Price, or (iii) a Change of Control occurring during the Grant Year, in each case in accordance with the terms set forth on Appendix A attached hereto.

Vesting:

(a) Settlement of Earned Restricted Units is conditioned on satisfaction of two vesting requirements before the tenth (10th) anniversary of the Grant Date (or earlier termination of Restricted Units pursuant to Section 6 of the Restricted Unit Agreement): (i) a time and service based requirement (the “Time and Service Based Requirement”) and (ii) a liquidity event requirement (the “Liquidity Event Requirement”), each as described in clauses (1) and (2) below:

(1) Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied on the earliest to occur of: (i) the consummation of an IPO, and (ii) the date of a Change of Control (any of the foregoing (i) and (ii) being an “Initial Vesting Event”).

(2) Time and Service Based Requirement: Provided that Grantee is in continuous Employment on each applicable vesting date described below, the Time and Service Based Requirement will be satisfied as to the following percentages of the Earned Restricted Units:

(i)

Twenty-five percent (25%) on or after the date of determination by the Committee of the Company’s actual consolidated annual EBITDA for the Grant Year but prior to the second anniversary of the Vesting Commencement Date,

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(ii)	Fifty percent (50%) on or after the second anniversary of the Vesting Commencement Date but prior to the third anniversary of the Vesting Commencement Date,

(iii)	Seventy-five percent (75%) on or after third anniversary of the Vesting Commencement Date but prior to the fourth anniversary of the Vesting Commencement Date, and

(iv)	One hundred percent (100%) on or after the fourth anniversary of the Vesting Commencement Date;

provided, that, if Grantee is in continuous Employment on the date of a Change of Control, then the Time and Service Based Requirement will thereupon be satisfied as to one hundred percent (100%) of the Earned Restricted Units.

For purposes of this Notice of Grant, “Employed” or “Employment” means employment by the Company or any of its Affiliates or the performance of services (whether as an employee, consultant, director or member or other service provider) to the Company or any of its Affiliates.

Earned Restricted Units will only vest as set forth in paragraphs (b) and (c) below if both the Time and Service Based Requirement and the Liquidity Event Requirement are satisfied before the Expiration Date (or earlier termination of the Earned Restricted Units pursuant to Section 6 of the Restricted Unit Agreement).

(b) Earned Restricted Units Vested at Initial Vesting Event.

(1) If Grantee is in continuous Employment on the date of the Initial Vesting Event, then (i) if the Initial Vesting Event is a Change of Control, all (100%) of the Earned Restricted Units shall be vested upon the Change of Control as provided in the proviso of the end of clause (a)(2) above, and (ii) if the Initial Vesting Event is an IPO, the Earned Restricted Units shall become vested as of the IPO based on the vesting schedule set forth in clause (a)(2) above and any then-unvested Earned Restricted Units shall be subject to continued vesting on the vesting schedule set forth in clause (c) below, if applicable.

Example 1: Grantee holds 100 Earned Restricted Units granted on March 5, 2020 with a Vesting Commencement Date of February 2, 2020. A Change of Control occurs on March 5, 2022. On March 5, 2022, Grantee, who has remained in continuous Employment through that date, will vest in all 100 Earned Restricted Units.

Example 2: Grantee holds 100 Earned Restricted Units granted on March 5, 2020 with a Vesting Commencement Date of February 2, 2020. An IPO occurs on February 2, 2023. Grantee, who has remained in continuous Employment through that date, will vest in 50 Earned Restricted Units on February 2, 2023 (with settlement of such Restricted Units to occur on August 2, 2023 which is six months after the consummation of the IPO). The remaining 50 Earned Restricted Units will vest according to the following schedule, subject to Grantee’s continuous Employment on each vesting date: 25 Earned Restricted Units will vest on February 2, 2023, and 25 Restricted Units will vest on February 2, 2024.

(2) If Grantee’s continuous Employment terminates for any reason prior to the date of the Initial Vesting Event, then all Restricted Units, including all Earned Restricted Units (further including those Earned Restricted Units that met the Time and Service Based Requirement at the time of Grantee’s termination of Employment), shall be forfeited, and all rights of Grantee to such Restricted Units shall have been terminated, as of the date of Grantee’s termination of Employment.

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(c) Earned Restricted Units Vested after IPO. If Grantee is in continuous Employment on the date of the IPO, then with respect to any unvested Earned Restricted Units as of the IPO, vesting shall continue under the Time and Service Based Requirement as set forth in clause (a)(2) above (each vesting date a “Subsequent Vesting Event”). If Grantee’s Employment is terminated at any time following the IPO, any then-unvested Earned Restricted Units shall be forfeited, and all rights of Grantee to such then-unvested Earned Restricted Units shall terminate, as of the date of Grantee’s termination of Employment.

See Example 2 above.

(d) If application of a vesting percentage would cause vesting of a fractional Membership Unit, then such vesting shall be rounded down to the nearest whole Membership Unit and such fractional Membership Unit shall cumulate with any other fractional Membership Units and such fractions shall vest as they aggregate into a whole Membership Unit.

Settlement: Within thirty (30) days following the occurrence of the Initial Vesting Event or any Subsequent Vesting Event as set forth above, Earned Restricted Units that vest as of the Initial Vesting Event or any Subsequent Vesting Event shall be settled; provided, that if the Initial Vesting Event is an IPO, the Earned Restricted Units that vest as of the IPO shall be settled on the earlier to occur of (x) the date that is six (6) months after the consummation of the IPO or (y) March 15th of the calendar year following the calendar year in which the IPO is consummated. Settlement means the issuance of a Membership Unit in respect of each vested Earned Restricted Unit or, in the Committee’s sole discretion, a number of Class B Units of Allstar Managers LLC having an equivalent value to the vested Earned Restricted Units; provided, that following the consummation of an IPO, settlement may be made in the form of common stock of the underlying corporate entity experiencing the IPO (within the meaning of the Plan) ; provided further, that Grantee agrees that the issuance of any Class B Units of Allstar Managers LLC in settlement of Restricted Units may, in the Committee’s sole discretion, be structured as the issuance of Membership Units to Grantee followed by the contribution by Grantee of such Membership Units to Allstar Managers LLC in exchange for Class B Units of Allstar Managers LLC, and Grantee agrees to execute any documents required to effect such contribution. Settlement of vested Earned Restricted Units shall occur whether or not Grantee is Employed at the time of settlement.

Grantee understands that nothing in this Notice of Grant, the Restricted Unit Agreement, the Plan or the Management Unitholder’s Agreement will confer upon Grantee any right to continue in Employment or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Grantee’s Employment at any time for any reason whatsoever, with or without cause. Grantee also understands that this Notice of Grant is subject to the terms and conditions of the Restricted Unit Agreement, the Plan and the Management Unitholder’s Agreement, each of which are incorporated herein by reference. Grantee has read this Notice of Grant, the Restricted Unit Agreement, the Plan and the Management Unitholders’ Agreement.

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This Notice of Restricted Unit Award by and among the Company, Managers LLC and Grantee (whose name is set forth on the Master Signature Page attached hereto) is dated and executed as of the Grant Date set forth on such Master Signature Page.

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Appendix A

Performance Targets

Restricted Units shall become Earned Restricted Units based on the Company’s level of achievement of consolidated annual EBITDA for the 2020 fiscal year, which shall be the 52-week period ending on January 30, 2021 (such 52-week period, the “Grant Year”), in accordance with the following terms and conditions.

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If the Company’s actual consolidated annual EBITDA for the Grant Year is equal to or greater than $                     , which amount is the Company’s target consolidated annual EBITDA for the Grant Year (such amount, the “Grant Year High Performance Target”), then one hundred percent (100%) of the Restricted Units shall be Earned Restricted Units.

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If the Company’s actual consolidated annual EBITDA for the Grant Year is less than the Grant Year High Performance Target but equal to or greater than $                     (such amount, the “Grant Year Low Performance Target”), then the portion of the Restricted Units that shall be Earned Restricted Units shall be equal to a percentage, rounded to two decimal places (the “Earned Percentage”), calculated based on a fraction wherein the numerator is equal to the difference between (i) the Company’s actual consolidated annual EBITDA for the Grant Year and (ii) $                    , which amount was the Company’s consolidated annual EBITDA for the 2019 fiscal year (the “Prior Year Performance Amount”), and the denominator is equal to the difference between (i) the Grant Year High Performance Target and (ii) the Prior Year Performance Amount. The number of Restricted Units that shall become Earned Restricted Units shall be equal to an amount determined by multiplying (x) the Earned Percentage, by (y) the number of Restricted Units granted (rounded down to the nearest whole Restricted Unit).

The illustrative example below assumes that the Company’s actual consolidated annual EBITDA for the Grant Year is equal to $                    . Based on such assumption, 51.75% of the Restricted Units shall become Earned Restricted Units.

(Actual consolidated annual EBITDA for the Grant Year – Prior Year Performance Amount) ÷ (Grant Year High Performance Target – Prior Year Performance Amount)	or

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If the Company’s actual consolidated annual EBITDA for the Grant Year is less than the Grant Year Low Performance Target, then none (0.00%) of the Restricted Units shall become Earned Restricted Units.

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All determinations and interpretations relating to the Company’s achievement of the Grant Year Low Performance Target and/or the Grant Year High Performance Target and the Fair Market Value of each Membership Unit of the Company shall be made in good faith by the Committee, and all determinations and interpretations made in good faith by the Committee shall be final and binding upon Grantee and all other interested persons.

Notwithstanding the foregoing, if prior to consummation of an IPO or Change of Control (i) any Restricted Units that have not become Earned Restricted Units remain outstanding and unvested as of

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February 2, 2024, and (ii) the Committee determines that the Fair Market Value of a Membership Unit of the Company as of such date equals or exceeds $                     (the “Target Unit Price”), then one hundred percent (100%) of the Restricted Units that have not become Earned Restricted Units as of such date shall become Earned Restricted Units immediately upon such determination by the Committee. For the avoidance of doubt, no Restricted Units may become Earned Restricted Units pursuant to this paragraph following a termination of Grantee’s employment for any reason or following the consummation of an IPO or Change of Control.

Notwithstanding the foregoing, (i) if a Change of Control occurs during the Grant Year, then all outstanding Restricted Units shall automatically become Earned Restricted Units immediately prior to such Change of Control and (ii) if a Change of Control occurs following the Grant Year, any Restricted Units that are not Earned Restricted Units as of immediately prior to such Change of Control shall be automatically forfeited upon the consummation of such Change of Control

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NEW ACADEMY HOLDING COMPANY LLC

RESTRICTED UNIT AGREEMENT UNDER THE

2011 UNIT INCENTIVE PLAN

(2020 EXECUTIVE TEAM, SENIOR VICE PRESIDENT AND VICE PRESIDENT FORM)

Terms defined in the New Academy Holding Company LLC 2011 Unit Incentive Plan (the “Plan”) shall have the same meanings in this Restricted Unit Agreement (the “Agreement”).

The individual whose name is set forth on the Master Signature Page attached to this Notice of Grant (“Grantee”) has been granted an award (the “Award”) of Restricted Units subject to the terms, restrictions and conditions of the Notice of Restricted Unit Award (“Notice of Grant”), this Agreement, the Plan and the Management Unitholder’s Agreement entered into by and among the Company, Allstar Managers LLC, and you (as modified by this agreement, the “Management Unitholder’s Agreement”).

1. Conditions to Issuance of Membership Units. The Company shall not be required to record the ownership by Grantee of Membership Units issued upon the settlement of vested Earned Restricted Units prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary;

(b) the lapse of such reasonable period of time following the settlement of the vested Restricted Units as may otherwise be required by applicable law; and

(c) the execution and delivery to the Company, to the extent not so previously executed and delivered, of the Management Unitholder’s Agreement and such other documents and instruments as may be reasonably required by the Committee.

2. Rights as Unitholder; Member. Grantee shall not be, and shall not have any of the rights or privileges of, unitholders or members of the Company in respect of any Membership Units issuable upon the settlement of vested Earned Restricted Units unless and until a book entry representing such Membership Units has been made on the books and records of the Company and Grantee has been admitted as a member pursuant to the terms of the LLC Agreement; provided, that Grantee shall be deemed to be admitted as a member, retroactive to the date of the settlement of vested Earned Restricted Units, once the criteria contained in Section 1 above have been satisfied.

3. Tag-Along Rights; Drag-Along Rights. Notwithstanding any provision of the LLC Agreement to the contrary, if an event giving rise to a tag-along right pursuant to Section 4.3 of the LLC Agreement or a drag-along right pursuant to Section 4.4 of the LLC Agreement, in either case, occurs prior to the effective date of an IPO, any Earned Restricted Units then-held by Grantee for which the Time and Service Based Requirement (as set forth in clause (a)(2) of the Notice of Grant) has been satisfied shall be subject to such tag-along provisions of Section 4.3 or drag-along provisions of Section 4.4, respectively, of the LLC Agreement except that, to the extent necessary for the Earned Restricted Units to be exempt from Section 409A, payment shall remain subject to the Liquidity Event Requirement (as set forth in clause (a)(1) of the Notice of Grant), such that Grantee shall receive payment of the applicable consideration in respect of such Earned Restricted Units on the applicable date of settlement of such vested Earned Restricted Units in accordance with the terms of the Notice of Grant and this Agreement (in lieu of payment at the time of transfer pursuant to the LLC Agreement). This Section 3 shall terminate and be of no further force and effect upon a Change of Control.

4. Adjustment. Restricted Units shall be subject to adjustment as provided in Section 7 of the Plan.

5. No Transfer. This Award and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

6. Termination. If Grantee’s Employment (as defined in the Notice of Grant) terminates for any reason, all Restricted Units for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Grantee to such Restricted Units shall immediately terminate. In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

7. Demotion. No Restricted Unit which has not become vested at the date of Grantee’s Demotion (as defined below) shall thereafter become vested; provided, that in the event of Demotion to a position that is eligible for Restricted Unit grants at a lower level than the level for which Grantee was eligible on the Grant Date (the “New Position”), then Grantee acknowledges and agrees that (a) the terms of the foregoing shall apply only to that part (if any) of the portion of the unvested Restricted Units that exceeds the minimum number of Restricted Units to which the New Position is eligible and (b) the Company may, in its sole discretion, further adjust (e.g., increase or reduce) the portion of the unvested Restricted Units that shall be forfeited at the date of Grantee’s Demotion if, in its sole judgment, such further adjustment is appropriate; provided, further, that this Section 7 does not permit the Company to make an adjustment that results in an increase in the number of Restricted Units granted pursuant to the Notice of Grant. Notwithstanding anything to the contrary in the foregoing, the Company may, in its sole discretion, waive or adjust any portion of the terms of the immediately preceding sentence in the event of Demotion due to the transfer, illness or disability of Grantee, the occurrence of a force majeure event (including without limitation acts of God, strikes or labor disturbances) affecting Grantee’s position or other similar circumstances. “Demotion” shall mean the demotion of Grantee to an Employment position which is not then eligible for grants of Restricted Units or to a position that is eligible for Restricted Unit grants at a lower level than the level for which Grantee was eligible on the Grant Date.

8. Award Subject to Plan and Management Unitholder’s Agreement; Survival of Terms; Conflicts. This Award, and the Membership Units issued to Grantee upon the settlement of vested Restricted Units, shall be subject to all of the terms and provisions of the Plan and the Management Unitholder’s Agreement, to the extent applicable to this Award and such Membership Units, and all such applicable terms are hereby incorporated by reference and made a part hereof, including, without limitation, those provisions contained in Sections 4.1, 5 and 7 of the Management Unitholder’s Agreement. In the event of any conflict between this Agreement and the Management Unitholder’s Agreement, the Management Unitholder’s Agreement shall control. This Award also remains subject to the terms of the Plan, and, in the event of any conflict between specific provisions of the Plan and this Agreement, the Plan shall control. The provisions of this Agreement shall survive the termination of the Award to the extent consistent with, or necessary to carry out, the purposes thereof.

9. Withholding of Tax. When the Restricted Units are vested and/or settled the total fair market value of the aggregate number of Membership Units issued to Grantee is treated as income subject to withholding by the Company for income and/or employment taxes. The Company shall withhold an amount equal to the tax due at vesting and/or settlement from Grantee’s other compensation or require Grantee to remit to the Company an amount equal to the tax then due. In its sole discretion, the Company may instead withhold a number of Membership Units otherwise issuable to Grantee with a fair market value (determined on the date the Membership Units are issued) equal to the minimum amount the Company is then required to withhold for taxes. Grantee should consult Grantee’s personal tax advisor for more information on the actual and potential tax consequences of this Award.

10. Administration. The Committee shall have the power to interpret the Plan and this Award, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Grantee, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Award; provided, that in no event may the Board or the Committee terminate the Plan or the Award, other than pursuant to Section 8 or 9 of the Plan, or the Management Unitholder’s Agreement, without Grantee’s written consent.

11. Notices. Any notice to be given under the terms of this Award to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to Grantee shall be addressed to Grantee at the address set forth in the Company’s books and records. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Grantee, shall, if Grantee is then deceased, be given to Grantee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 11.

12. Conformity to Section 409A. It is intended that the Restricted Units either be exempt from or comply with Section 409A, and this Award shall be interpreted accordingly. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 12 in good faith; provided, that none of the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Grantees with respect to this Section 12 to the extent administered in accordance therewith.

13. No Right of Employment or Service. Nothing contained herein shall confer upon Grantee any right to continue in Employment or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Grantee’s Employment at any time for any reason whatsoever, with or without cause.

14. Disputes. Notwithstanding anything in the Plan to the contrary, any dispute with regard to the enforcement of this Award shall be exclusively resolved pursuant to the dispute resolution procedures as set forth in Section 14(h) of the Plan; provided, that any arbitration conducted pursuant to Section 14(h) of the Plan shall be conducted in the State of Texas.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

16. Amendment. Subject to Section 9 of the Plan, this Award may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Award.

17. Governing Law. This Award shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principal of conflict of laws.

18. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Units by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the Restricted Units provided to Grantee through the stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this Agreement, the Notice of Grant, the Plan or the Management Unitholder’s Agreement (collectively, the “Restricted Unit Governing Documents”), the Restricted Unit Governing Documents shall control.

19. Entire Agreement. The Notice of Grant, the Plan and the Management Unitholder’s Agreement are incorporated herein by reference. The Restricted Unit Governing Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.

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This Restricted Unit Agreement by and among the Company, Managers LLC and Grantee (whose name is set forth on the Master Signature Page attached hereto) is dated and executed as of the Grant Date set forth on such Master Signature Page.

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